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                                                                    Exhibit 23b

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-33261 on Form S-3 of our report dated November 5, 1997, December 15, 1997 as to the transaction described in the first paragraph of Note 1, appearing in this Annual Report on Form 10-K of Premier Acceptance Corporation (a former wholly-owned subsidiary of Piper Jaffray Companies Inc.) for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 23, 1999